UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 21, 2014

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 21, 2014, the Board of Directors of Stein Mart, Inc. (the “Company”) appointed Burton M. Tansky to the Company’s Board of Directors (“Board”). Mr. Tansky was with The Neiman Marcus Group for 23 years, retiring as President and Chief Executive Officer in 2010. Before being named as Chief Executive Officer of The Neiman Marcus Group in 2001, Mr. Tansky was President and Chief Executive Officer of Neiman Marcus Stores. Prior to this he served as Chief Executive Officer of Bergdorf Goodman, a division of The Neiman Marcus Group, and President of Saks Fifth Avenue. Mr. Tansky currently serves as Senior Advisor of Marvin Traub Associates. He also serves on the Board of Directors of Donald Pliner Shoes and of The Howard Hughes Corporation.

Mr. Tanksy will receive compensation, primarily consisting of retainers, attendance fees and equity awards, that is consistent with that of the Company’s other non-employee directors as described in the Company’s Proxy Statement filed on May 8, 2013. On January 21, 2014, as a newly appointed member of the Board, Mr. Tanksy received a one-time grant of an option to purchase 4,000 shares of the Company’s common stock at an exercise price of $14.40 per share. One third of the options will vest on each of the third, fourth and fifth anniversaries of the grant date. The option grants were made pursuant to the Company’s 2001 Omnibus Plan as amended and restated effective June 14, 2011, incorporated by reference to the Company’s Form 8-K filed on June 15, 2011, and expire seven years from date of grant. Finally, Mr. Tanksy has been appointed Chairman of the Company’s ad hoc Merchandise Committee and will receive an annual retainer for that position of $12,000.

During 2013, the Company paid Mr. Tansky $10,000 in consulting fees and $186 for expense reimbursements.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Effective January 21, 2014, the Board of Directors of the Company amended and restated the Company’s Bylaws. The new Bylaws reflect a complete update and revision. While certain changes are primarily stylistic in nature, there are several substantive changes, including the following:

1.	Modernization of provisions relating to notice, record dates, adjournments, quorum, voting and meeting participation, as well as changes to accommodate use of modern communication technologies, including (i) authorizing special meetings of shareholders to be called by the President, (ii) permitting meetings of shareholders and directors by remote communication, (iii) clarifying the duties of an inspector of election, (iv) requiring that business conducted at special meetings of shareholders be limited to business described in the notice of such meeting, (v) allowing the shareholders’ list to be available electronically and removing requirement that a shareholder meeting be adjourned for failure to comply with the shareholder list requirement, (vi) specifying that stock held by the Company shall not be voted or counted for purposes of determining a quorum, and (vii) adding methods by which shareholders may revoke a revocable proxy.

2.	Requiring a written representation by any nominee for election as a director other than a nominee approved or proposed by the Board of Directors, which representation by such nominee would include the nominee’s affiliations with other parties, voting agreements, consent to the nomination and service if elected and compliance with applicable corporate governance, conflict of interest, confidentiality, stock ownership and other policies of the Company if elected.

3.	Inclusion of a modernized provision with respect to Company books and records, which allows a member of the Board of Directors, or a member of any committee designated by the Board of Directors, to rely in good faith on Company books and records and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers, employees, members of Board committees or by any other person as to matters the Board member reasonably believes are within such other person’s professional or expert competence.

4.	Insertion of a new provision which allows the Board of Directors to establish the Office of the President consisting of two Presidents acting in a collaborative manner as the President of the Company. The Office of the President, if established, will consist of the Chief Operating Officer and the Chief Merchandising Officer, or such other persons or officers as may be determined by the Board. Each President, subject to the direction of the Board of Directors and the Chief Executive Officer, shall in general supervise and control all of the business operations and affairs of the Company.

5.	Revised the indemnification provisions contained in Article 9 (i) to allow for indemnification of officers as well as directors, (ii) to require the Company to advance reasonable expenses incurred in defending any proceeding if the Company receives certain undertakings from the director or officer requesting such expenses and the Company believes the director or officer would be capable of satisfying his or her obligations under such undertaking, and (iii) to allow the Company to purchase insurance on behalf of any one or more directors for indemnification purposes.

6.	Inclusion of a new provision designating the United States District Court Middle District of Florida or, in the event that court does not have applicable jurisdiction, a Florida state court sitting in Duval County, Florida, as the sole and exclusive forum for (i) any derivative litigation brought on behalf of the Company, (ii) any litigation concerning the fiduciary duties of the Company’s officers, employees and directors, (iii) any litigation arising out of the Florida Business Corporation Act, or (iv) any other litigation involving claims concerning the Company’s internal affairs. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and to consented to the above exclusive forum provisions.

The foregoing is a summary of only certain of the changes contained in the Company’s amended and restated Bylaws. Such summary is qualified in its entirety by reference to the amended and restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Form 8-K, and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Bylaws of Stein Mart, Inc., amended and restated January 21, 2014

99.1	Press Release dated January 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: January 23, 2014	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

3.1	Bylaws of Stein Mart, Inc., amended and restated January 21, 2014

99.1	Press Release dated January 21, 2014